Exhibit 23(d)(ii)



         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Kansas City Power & Light Company (Registration
No. 333-18139) and KCPL Financing I (Registration No. 333-
18139-01), of our report dated January 24, 1997, (February
7, 1997, with respect to Note 2 of the Notes to Consolidated Financial Statements) included in Western
Resources, Inc.'s Form 10-K for the year ended December 31,
1996, and to the reference to our Firm under the caption
"Experts".


                                   /s/ Arthur Andersen LLP
                                     ARTHUR ANDERSEN LLP


Kansas City, Missouri
April 1, 1997